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                                                                   EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-3 (File no. 333-11551) to the registration statement on Form SB-2 of Pacific Biometrics, Inc. of our report dated September 26, 1997, on our audits of the consolidated financial statements of Pacific Biometrics, Inc. as of June 30, 1997 and for the years ended June 30, 1997 and 1996, which report is included in the Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts".



Coopers & Lybrand L.L.P.

Newport Beach, California
April 14, 1998